Press Release

Micromet Expands Committed Equity Financing Facility to $75 Million

BETHESDA, MD—December 2, 2008—Micromet, Inc. (NASDAQ: MITI), a biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases, today announced that it has entered into an agreement expanding its Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited, a private investment group. Under the terms of the agreement, Kingsbridge has committed to provide up to $75 million of capital during the next three years through the purchase of newly-issued shares of Micromet's common stock. Micromet has no obligation to access the facility and will have full control over the amount and the timing of any financing under the facility, subject to certain conditions outlined below. This agreement replaces the Company’s 2006 CEFF agreement under which Kingsbridge had committed up to $25 million of capital. The Company did not raise capital under the 2006 CEFF.

“We believe that the closing of our recent $40 million PIPE financing puts us in a strong financial position. The expanded CEFF provides Micromet with additional financial strength and flexibility, which has never been more important than in the current financial environment,” stated Dr. Christian Itin, President and CEO of Micromet.

Key provisions of the CEFF are as follows:

-- After the Securities and Exchange Commission (SEC) declares effective the registration statement to be filed by Micromet covering the resale of the shares of common stock issuable in connection with the new CEFF, Micromet can access up to $75 million from Kingsbridge through December 1, 2011, in exchange for newly-issued shares of Micromet's common stock, subject to the terms of the CEFF. The maximum amount of the new CEFF will be reduced by any amounts drawn down on the August 2006 CEFF prior to the date on which the SEC declares the registration statement effective. To date, Micromet, has not drawn down any amounts under the August 2006 CEFF.

-- The maximum number of shares that Micromet can sell to Kingsbridge under the new CEFF is 10,104,919 (exclusive of shares issuable to Kingsbridge upon exercise of a warrant issued to Kingsbridge and described below), and will be reduced by any shares issued under the August 2006 CEFF prior to the date on which the SEC declares the registration statement for the new CEFF effective.

-- Micromet may access capital under the new CEFF in tranches of up to the greater of (a) a percentage of Micromet's market capitalization as determined at the time of the draw down of such tranche (which percentage ranges from 1.0% to 1.5% depending upon the Company’s market capitalization at the time of the draw down) or (b) four times the average trading volume of the Company’s common stock for a specified period prior to the draw down notice, multiplied by the closing price of the common stock on the trading day prior to the draw down notice, in each case subject to certain conditions, provided that the maximum amount of any tranche is limited to $10 million. Each tranche will be issued and priced over an eight-day pricing period. Kingsbridge will purchase shares of common stock pursuant to the new CEFF at discounts ranging from 6% to 14% depending on the average market price of the common stock during the eight-day pricing period, provided that if the average market price on any day during the pricing period is less than the greater of $2.00 or 85% of the closing price of the day preceding the first day of the pricing period, then such day would not be used in determining the number of shares that would be issued in the draw down and the aggregate amount of such draw down would be decreased by one-eighth.

-- Throughout the term of the agreement, Kingsbridge is restricted from engaging in any shorting transaction of Micromet's common stock.

-- Micromet is not obligated to utilize any of the $75 million available under the CEFF and there are no minimum commitments or minimum use penalties. The CEFF agreement does not contain any restrictions on Micromet's operating activities, automatic pricing resets or minimum market volume restrictions.

-- The agreement does not prohibit Micromet from conducting additional debt or equity financings, other than financings similar to the CEFF.

-- In connection with the new CEFF, Micromet issued a warrant to Kingsbridge to purchase up to 135,000 shares of common stock at an exercise price of $4.44 per share, which represents a 10% premium over the average of the closing prices of Micromet's common stock during the five trading days immediately preceding the signing of the agreement. The warrant will become exercisable on June 1, 2009. The warrant will remain exercisable, subject to certain exceptions, until June 1, 2014. In connection with the August 2006 CEFF, the Company issued to Kingsbridge a warrant to purchase up to 285,000 shares of common stock at an exercise price of $3.2145 per share, which warrant is not affected by the new CEFF. The securities issuable in connection with the new CEFF and upon the exercise of the warrants issued to Kingsbridge have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements. Micromet has agreed to file a registration statement for the resale of the shares of common stock issuable in connection with the new CEFF and the shares of common stock underlying the warrants before January 30, 2009. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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About Micromet, Inc.

Micromet, Inc. (www.micromet-inc.com) is a biopharmaceutical company with offices in Bethesda, Maryland and Munich, Germany. The Company is developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases. The Company uses its proprietary BiTE® antibody platform to create a new class of antibodies that specifically activate T cells from the patient's own immune system to eliminate cancer cells or other disease-related cells. Four of the Company's antibodies are currently in clinical trials, with the remainder of its product pipeline in preclinical development. The Company's lead program is a BiTE antibody known as blinatumomab, or MT103. It is in a phase 2 clinical trial for the treatment of patients with acute lymphoblastic leukemia and a phase 1 clinical trial for the treatment of patients with non-Hodgkin's lymphoma. Micromet is developing blinatumomab in collaboration with MedImmune, a subsidiary of AstraZeneca plc. Micromet's second BiTE antibody in clinical development is MT110, which targets the epithelial cell adhesion molecule (EpCAM). The Company owns all rights to MT 110, which is currently in a phase 1 clinical trial for the treatment of patients with solid tumors. The Company's third clinical stage antibody is adecatumumab, also known as MT201, a conventional human monoclonal antibody that targets EpCAM-expressing solid tumors. Micromet is developing adecatumumab in collaboration with Merck Serono in a phase 1b clinical trial evaluating adecatumumab in combination with docetaxel for the treatment of patients with metastatic breast cancer. Micromet has licensed a fourth clinical stage antibody, MT293, to TRACON Pharmaceuticals, Inc. MT293 is being developed in a phase 1 clinical trial for the treatment of patients with cancer. The Company's preclinical programs include MT203, which is being developed in collaboration with Nycomed. MT203 is a traditional human antibody neutralizing the activity of granulocyte/macrophage colony stimulating factor (GM-CSF), which has potential applications in the treatment of inflammatory and autoimmune diseases, such as rheumatoid arthritis, psoriasis, or multiple sclerosis. Additional BiTE antibodies, targeting CEA, CD33, Her2, EGFR and MCSP, respectively, are in different stages of preclinical development.

Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the issuance of shares of Micromet’s common stock under the new CEFF and the registration for resale of the shares to be issued under the CEFF. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that decreases in the price of the Company’s common stock could prohibit the Company from being able to access the new CEFF and the ability of Kingsbridge to terminate the CEFF in the event that the Company does not draw down specified amounts under the new CEFF. These factors and others are more fully discussed in Micromet’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed with the SEC on November 6, 2008, as well as other filings by Micromet with the SEC.

Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information

US Media: Andrea tenBroek/Chris Stamm (781)-684-0770 micromet@schwartz-pr.com	European Media: Ludger Wess +49 (40) 8816 5964 ludger@akampion.com

US Investors: Susan Noonan (212) 966-3650 susan@sanoonan.com	European Investors: Ines-Regina Buth +49 (30) 2363 2768 ines@akampion.com